UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2023

Tapestry, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-16153	52-2242751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Hudson Yards, New York, New York 10001
(Address of Principal Executive Offices, and Zip Code)

(212) 946-8400
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On August 10, 2023, Tapestry, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Sunrise Merger Sub, Inc., a British Virgin Islands business company limited by shares with BVI company number 2129509 incorporated under the laws of the territory of the British Virgin Islands and a wholly owned subsidiary of the Company (“Merger Sub”), and Capri Holdings Limited, a British Virgin Islands business company limited by shares with BVI company number 524407 incorporated under the laws of the territory of the British Virgin Islands (“Capri”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, Merger Sub will merge with and into Capri (the “Merger”), with Capri surviving the Merger and continuing as a wholly owned subsidiary of the Company.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding ordinary share, no par value, of Capri (the “Ordinary Shares”) (other than (i) Ordinary Shares owned or held in treasury by Capri or owned by the Company or any of its direct or indirect subsidiaries immediately prior to the Effective Time and (ii) Ordinary Shares as to which dissenters’ rights have been properly perfected in accordance with Section 179 of the BVI Business Companies Act, as amended) will be converted into the right to receive $57.00 in cash, without interest (the “Merger Consideration”).

The Merger Agreement and the consummation of the transactions contemplated thereby have been unanimously approved by the Capri board of directors, and the Capri board of directors has resolved to recommend that the holders of Company Ordinary Shares adopt a resolution authorizing the Merger Agreement and the Plan of Merger and approving the Merger and the other transactions contemplated by the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants made by each of the Company, Merger Sub, and Capri, including, among others, covenants by Capri regarding the conduct of its business during the pendency of the transactions contemplated by the Merger Agreement, public disclosures and other matters. Capri is required, among other things, not to solicit alternative business combination transactions and, subject to certain exceptions, not to engage in discussions or negotiations regarding an alternative business combination transaction.

The Company will prepare and file a proxy statement with the U.S. Securities and Exchange Commission and, subject to certain exceptions, the Capri board will recommend that the Merger Agreement be approved by the Company’s shareholders at a special meeting of the Company’s shareholders (the “Company Board Recommendation”). However, subject to the satisfaction of certain terms and conditions, the Company and the Board, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the Company Board Recommendation and entering into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement) if, among other things, the Board has concluded in good faith after consultation with its outside legal counsel that the failure to take such action would be reasonably likely to violate the directors' fiduciary and statutory duties under applicable law.

Under the terms of the Merger Agreement, the completion of the Merger is subject to certain customary closing conditions, including, among others: (i) the affirmative vote of the holders of a majority of the outstanding Ordinary Shares (the “Capri Shareholder Approval”); (ii) the accuracy of the parties’ respective representations and warranties, subject to specified qualifications; (iii) compliance by the parties with their respective covenants in all material respects; (iv) the absence of any law or order of certain specified jurisdictions prohibiting the consummation of the Merger in certain jurisdictions; (v) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and receipt of other regulatory approvals; and (vi) the absence of a material adverse effect on Capri’s business, as more specifically defined in the Merger Agreement.

The Company and/or Capri may terminate the Merger Agreement under certain specified circumstances, including (i) by mutual written consent, (ii) if a governmental entity of certain specified jurisdictions has issued a final, non-appealable order or permanent action prohibiting the Merger, (iii) if the Merger is not consummated on or before August 10, 2024, subject to two extensions of up to three months each in certain circumstances in order to obtain required regulatory approvals, (iv) if the Capri Shareholder Approval is not obtained, (v) prior to the Effective Time, if there is an uncured breach of Capri’s representations, warranties or covenants or the Company’s representations, warranties or covenants such that the relevant closing conditions would not be satisfied, in each case, subject to a cure right, (vi) if, at any time prior to the receipt of the Capri Shareholder Approval, Capri materially breaches its non-solicit covenants, and (vii) if, at any time prior to the receipt of the Capri Shareholder Approval, Capri’s board of directors makes an adverse recommendation change with respect to the proposed transaction or to enter into a Superior Proposal. In certain circumstances in connection with the termination of the Merger Agreement, including if the Merger Agreement is terminated due to Capri’s board of directors changing or withdrawing its recommendation of the Merger to its shareholders, Capri entering into an agreement with respect to a Superior Proposal or Capri materially breaching its non-solicit covenants, Capri will be required to pay the Company a termination fee of $240 million in cash.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub, or Capri. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by each of the Company and Capri to each other in connection with the signing of the Merger Agreement or in filings of the parties with the United States Securities and Exchange Commission (the “SEC”). These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Capri rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterization of the actual state of facts about the Company, Merger Sub, or Capri.

The Merger Consideration is expected to be financed with a combination of new debt and cash on the Company’s balance sheet. In connection with its entry into the Merger Agreement, the Company entered into a bridge facility commitment letter pursuant to which Bank of America, N.A., BofA Securities, Inc., and Morgan Stanley Senior Funding, Inc. committed to provide a $8.0 billion 364-day senior unsecured bridge loan facility, subject to customary conditions. The consummation of the Merger is not subject to any financing condition.

Item 2.02	Results of Operations and Financial Condition.

On August 10, 2023, the Company and Capri issued a joint press release announcing the execution of the Merger Agreement and certain other information, including that the Company expects to report annual revenue and earnings per diluted share consistent with its previously issued guidance range. Also on August 10, 2023, the Company held a conference call to discuss, among other things, the announcement and execution of the Merger Agreement and certain other information. A copy of the press release is attached hereto as Exhibit 99.1 and the presentation for such call is attached hereto Exhibit 99.2.

The information contained in this Section 2.02, including Exhibits 99.1 and 99.2, is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of August 10, 2023, by and among Tapestry, Inc., Sunrise Merger Sub, Inc., and Capri Holdings Limited.
99.1	Joint Press Release, dated August 10, 2023, of Tapestry, Inc. and Capri Holdings Limited.
99.2	Presentation, dated August 10, 2023, by Tapestry, Inc.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document

*
Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

Forward-Looking Statements

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events and anticipated results of operations, business strategies, the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the combined company’s business and future financial and operating results, the expected amount and timing of synergies from the proposed transaction, the anticipated closing date for the proposed transaction and other aspects of the Company’s operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined company or the price of the Company’s or Capri’s stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: the effect of the announcement of the Merger on the ability of the Company or Capri to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom the Company or Capri do business, or on the Company’s or Capri’s operating results and business generally; risks that the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the outcome of any legal proceedings related to the Merger; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the ability of the Company to successfully integrate Capri’s operations; the ability of the Company to implement its plans, forecasts and other expectations with respect to its business after the completion of the transaction and realize expected synergies; and business disruption following the Merger. These risks, as well as other risks related to the proposed transaction, will be included in the proxy statement that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s and Capri’s respective periodic reports and other filings with the SEC, including the risk factors identified in the Company’s and Capri’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The forward-looking statements included in this communication are made only as of the date hereof. Neither the Company nor Capri undertakes any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2023

TAPESTRY, INC.

	By:	/s/ David E. Howard
David E. Howard
General Counsel and Secretary